Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that statements on Schedules 13G and/or 13D and Forms 3, 4 and 5 with respect to the shares of common stock of Adams Respiratory Therapeutics, Inc. and any amendments thereto signed by each of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended. The undersigned hereby further agree that this Joint Filing Agreement may be included as an exhibit to such statements or amendments. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: As of February 14, 2008

Ridgeback Capital Investments L.P.

By:	Ridgeback Capital Investments Ltd.
Its General Partner
By:	/s/ Bud Holman
Name: Bud Holman
Title: Director

Ridgeback Capital Investments Ltd.
By:	/s/ Bud Holman
Name: Bud Holman
Title: Director

Ridgeback Capital Management LLC
By:	*
Name: Wayne Holman
Title: Managing Member
*
Wayne Holman, individually
*	By:	/s/ Bud Holman
Bud Holman, Attorney-in-Fact
Power of Attorney filed as an exhibit to Schedule 13G to which this Joint Filing Agreement is also filed as an exhibit